SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

PURE PLAY MUSIC, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50069	88-0427195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3200 Airport Avenue, Suite 20, Santa Monica, CA 90405
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (310) 636-9224

__________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01     Entry Into A Material Definitive Agreement

On November 10, 2008, the Company executed an Agreement (the “Agreement”) with DSG International, PLC. (“DSG”), one of Europe’s largest retailers of electrical goods, to offer a music content promotional program for the sale of co-branded MP3 Players with Pure Play Music, Ltd. (PPM or Pure Play) to be titled “The Great Digital Music Download”.  A summary of key provisions of the Agreement follows;

The Sale of Co-Branded MP3 Players

Under the terms of the Agreement DSG shall purchase from Pure Play 500,000 co-branded MP3 Players, pre-loaded with 60 different music tracks pre-selected by Pure Play ,on the following terms:

☐	The term of the agreement shall be for 12 months. PPM has the option to renew for an additional 12 months for the sale of an additional 500,000 MP3 Players on the same terms and conditions;

☐
During the first 12 month period, PPM shall supply, and DSG shall Purchase, 200,000 (two hundred thousand) low-spec MP3 Players . Unit. Units shall be delivered in four tranches of 50,000 units each to the Buyer’s main distribution warehouse.

☐
During the first 12 month period, PPM shall supply, and DSG shall Purchase, 300,000 (three hundred thousand) high-spec MP3 Players .. Units will be delivered in four tranches of 75,000 units each to the Buyer’s main distribution warehouse.

☐	During the first 12 month period of the agreement PPM shall realize gross revenue of $12,535,050 USD.

☐
Upon PPM exercising its option for an additional 12 month period PPM shall realize additional revenues of $12,535,050, bringing PPM’s total gross revenues for the sale of 1 million MP3 Players pursuant to this agreement to $25,070,100 USD.

☐	Payment for each tranche will be paid within 30 days of delivery.

Promotional Codes

In addition, under the terms of the Agreement Pure Play will supply DSG with Music Vouchers containing special promotional codes (“Music Vouchers”), which will be incorporated by DSG.  The Music Vouchers are to be given away to DSG’s customers who purchase qualifying products. The qualifying products shall include certain MP3 players, audio systems, PC’s, music enabled mobile phone, and other MP3 compatible products.. The Music Vouchers will entitle the bearer to 20 Pure Play’s pre-selected music downloads distributed through iTunes, Amazon, 7 Digital and Rhapsody.  The use of the Music Vouchers will be subject to reasonable terms that are customarily applied by the retailer.

CD Sales

Pure Play shall be entitled but not obligated during the term of the agreement to supply DSG, for sale in each of the participating High Street DSG Stores, Pure Play CDs at a cost of £2.99 (exclusive of any VAT if applicable) per CD.

Point of Sale and Media Support

DSG has agreed to advertise and promote “The Great Digital Music Download” nationally, which shall include national press advertising, in store point of sale material, and window posters in all participating DSG stores. Pure Play has agreed to advertise and promote “The Great Digital Music Download”  via their website, internet radio broadcasts and in the DSG sponsored “A-list” program.

DSG is one of Europe’s leading specialist electrical retailers, having more than 1,300 stores and online stores, spanning 28 countries and employing 40,000 people. DSG’s retail and e-tail brands include PC World, Currys and Dixons.co.uk in the UK and Ireland, Elkjøp in the Nordic countries, UniEuro in Italy, Kotsovolos in Greece, Electro World in Central Europe, Greece and Turkey, PC City in Spain, Italy and Sweden, and Pixmania.com across Europe.

FORWARD-LOOKING STATEMENTS

This form 8-k contains “forward-looking statements.” Forward-looking statements are statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, or performance, underlying (expressed or implied) assumptions and other statements that are other than historical facts. These forward-looking statements are only predictions. No assurances can be given that such predictions will prove correct. Actual events or results may differ materially. Forward-looking statements should be read in light of the cautionary statements and risks that include, but are not limited to, the risks associated with a small company, our lack of financial resources, and the uncertainties of competitive pressures we face. These or other risks could cause actual results to differ materially from the future results indicated or implied in such forward-looking statements. We undertake no obligation to update or revise such statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(d) Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Play Music, Ltd.

Date: November 11 , 2008	By:	/s/ Alex Grange
Alex Grange Chief Executive Officer and Chairman